FRUEHAUF TRAILER CORPORATION


                        and


         IBJ SCHRODER BANK & TRUST COMPANY,
          as Trustee and Collateral Agent


           ----------------------------


           FIRST SUPPLEMENTAL INDENTURE


            Dated as of June 21, 1996


           ----------------------------

                        To

                  The Indenture
             dated as of May 1, 1995
                      Between
          Fruehauf Trailer Corporation
                       and
  IBJ Schroder Bank & Trust Company, as Trustee
                   Relating to
      $74,117,000 Aggregate Principal Amount
     of 14.75% Senior Secured Notes Due 2002
                     and the
   Collateral Agency Agreement defined therein

                   FIRST SUPPLEMENTAL INDENTURE


     THIS FIRST SUPPLEMENTAL INDENTURE (this
"Supplemental Indenture"), dated as of June 21, 1996, between FRUEHAUF TRAILER CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), and IBJ SCHRODER BANK
& TRUST COMPANY, a New York banking
corporation, as Trustee (the "Trustee") and Collateral
Agent:

                     RECITALS OF THE ISSUER

     A. The Issuer and the Trustee heretofore executed and delivered an Indenture, dated as of May 1, 1995
(the "Indenture"; capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Indenture).

     B. Pursuant to the Indenture, the Issuer issued and the Trustee authenticated and delivered $74,117,000 aggregate principal amount of the Issuer's 14.75% Senior
Secured Notes Due 2002.

     C. Since the original issuance of the Securities on May 4, 1995, the Issuer has repurchased $11,543,000 in aggregate principal amount of Securities pursuant to fully subscribed Asset Sale Offers dated September 15 and October
2.

     D.   K-H Corporation, a Delaware corporation
("KHC"), has agreed to lend $3.5 million, and may, in its sole discretion, agree to lend additional amounts, to the Issuer to be used by the Issuer to resolve certain trailing liabilities all in accordance with documentation to be executed by KHC and the Issuer.

     E. On April 21, 1996 the Issuer entered into a non-binding letter of intent for the sale of certain of the Issuer's assets to Private Equity Investors, Inc.
Such letter of intent was amended on May 3, 1996.

     F. The Issuer did not make the interest payment on the Senior Notes due on May 1, 1996 within the grace period provided for in the Indenture.

     G. Section 8.2 of the Indenture provides, among other things, that with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (the
"Requisite Consents"),
the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee, may, from time to time, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating certain provisions of the Indenture, subject to certain exceptions specified in Section 8.2 of the Indenture.

     H. The Issuer has furnished to the Holders a letter dated May 3, 1996 as amended and restated in its entirety by a letter dated June 14, 1996 (the "Consent
Solicitation Statement"), pursuant to which the Issuer solicited consents from the Holders relating to the transactions set forth in recitals D and E, and certain other amendments to or clarifications of the Indenture and the Documents. As contemplated by the Consent
Solicitation Statement, the Issuer has obtained the Requisite Consents to amend the Indenture as set forth herein.

     I. This Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuer.

     J. The Issuer has delivered, or caused to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel stating that this Supplemental
Indenture complies with the requirements of the Indenture.

     NOW, THEREFORE, each party agrees for the benefit of the other party and for the equal and ratable benefit of all Holders of the Securities, as follows:


                    ARTICLE 1
  AMENDMENTS TO CERTAIN PROVISIONS OF INDENTURE

     SECTION 1.01.  Amendment to Add Definitions to the
Indenture.   (a) Section 1.1 of the Indenture is hereby
amended to add the following definitions thereto in proper alphabetical order:

               "Asset Sale Account" means a segregated
account with the Collateral Agent subject to a first priority perfected security interest created pursuant to the Security Documents for the benefit of the Secured
Parties.

               "Consent Fee" means a fee equal to 0.25% of the outstanding principal amount of Securities, as calculated on April 22, 1996.

               "First Consent Solicitation Statement"
means the letter, dated May 3, 1996 as amended and restated in its entirety by the letter dated June 14, 1996, from the Issuer to the Holders of the Securities, which solicits the consents of the Holders with respect to the matters set forth therein.

               "Foreign Assets" means:

               (i)  the Issuer's current ownership
interest in Societe Europeenne de Semi-Remorques, S.A., a French corporation;

               (ii) the stock or other ownership
interests currently owned by Fruehauf International
Limited ("FIL") in Henred Fruehauf (PTY) Limited, Henred
Fruehauf Properties (PTY) Limited, Nippon Fruehauf
Company Ltd. and F.L.A. Licensing L.L.C.;

               (iii)     the Issuer's and FIL's current
interests in certain trademark and technology license agreements currently operative outside North America, (including, without limitation, all of the Issuer's and FIL's rights to any fees payable under any such existing agreements and any renewals thereof that may be made in the future);

               (iv) all of the Issuer's current interest in (a) the trademark, service mark, trade or corporate name "Fruehauf" and (b) patents and patent applications, in each case, outside North America;

               (v)  certain idle trailer manufacturing
equipment owned by the Issuer, located in Waverly, Ohio
(the "Waverly Equipment");

               (vi) the accounts receivable owed the
Issuer and FIL by U.S. Partec Corporation and U.S.
Partec Licensing, Inc. (the "Partec Receivable"); and

               (vii)      the Issuer's indirect
ownership interest in certain real property located in Germany (the "Sindorf Property").

               "Foreign Proceeds" means any and all Net
Cash Proceeds derived from the sale of the Foreign
Assets.

               "Interest Payment Account" means a
segregated account with the Collateral Agent subject to a first priority perfected security interest created pursuant to the Security Documents for the benefit of the Secured Parties.

               "May 1 Payment" means the interest due
and payable on the Securities on May 1, 1996 as provided in Section 3.1(a).

               "November 1 Payment" means the interest
due and payable on the Securities on November 1, 1996 as provided in Section 3.1(a).

     SECTION 1.02.  Amendment to Definition of Asset
Sale. (a) Clause (f) of the definition of Asset Sale contained in Section 1.1 of the Indenture is hereby amended to delete the word "and" after the semicolon in such clause.

     (b) The definition of the term Asset Sale contained in Section 1.1 of the Indenture is hereby further amended by inserting after the phrase "accidental loss of property" in clause (g) thereof and prior to the period which follows such phrase, the following:

          ;

          (h)  the sale by Jacksonville Shipyards, Inc.
("Jacksonville") of the JSI Promissory Note (as such term is defined in the First Consent Solicitation
Statement) and the related mortgage interest or the foreclosure of any mortgage or security interest securing the JSI Promissory Note; and

          (i)  the sale by Jacksonville of
Jacksonville-Mayport (as defined in the First Consent
Solicitation Statement)

     SECTION 1.03.  Amendment to Definition of Net Cash
Proceeds.  The definition of the term "Net Cash
Proceeds" contained in Section 1.1 of the Indenture is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

          (b) amounts deposited in escrow or on deposit as collateral, in respect of (i) environmental or other liabilities not assumed by the purchaser in connection with such Asset Sale or (ii) the sale of the Waverly Equipment and the Partec Receivable or (iii) up to $100,000 in connection with certain regulatory approvals required in order to transfer certain of the Foreign Assets, but, in each case, only so long as such amounts remain on deposit or in escrow, and

     SECTION 1.04.  Amendment to Definition of Permitted
Debt. (a) Clause (n) of the definition of Permitted Debt contained in Section 1.1 of the Indenture is hereby amended to delete the word "and" after the semicolon in such clause.

     (b) The definition of the term Permitted Debt contained in Section 1.1 of the Indenture is hereby further amended by inserting after the phrase "(as defined in any of the Security Documents)" in clause (o) thereof and prior to the period which follows such phrase, the following:

          ; and

          (p) Debt Incurred by the Issuer or any of its Subsidiaries to KHC (as defined in the First Consent
Solicitation Statement) or any of its affiliates that is fully subordinated to the Indenture Obligations ("KHC
Debt"), provided that such KHC Debt and the subordination thereof shall be pursuant to documentation acceptable in form and substance to the Trustee, the Collateral Agent and counsel to the Holders' Committee
(as defined in the First Consent Solicitation Statement)

     SECTION 1.05.  Amendment to Definition of Permitted
Liens.   (a) Clause (o) of the definition of Permitted
Liens contained in Section 1.1 of the Indenture is hereby amended to delete the word "and" after the semicolon in such clause.

     (b) The definition of the term Permitted Liens contained in Section 1.1 of the Indenture is hereby further amended by inserting after the phrase "not in excess of $500,000 at any time" in clause (p) thereof and prior to the period which follows such phrase, the following:

          ;

          (q)  Liens securing KHC Debt; provided that
such KHC Debt and the subordination thereof shall be pursuant to documentation acceptable in form and substance to the Trustee, the Collateral Agent and counsel to the Holders' Committee (as defined in the First Consent Solicitation Statement)

          (r)  the put-call arrangement related to the
Sindorf Property as described in the First Consent
Solicitation Statement; and

          (s)  Liens securing the Debt (to the extent
that it would be Permitted Debt if it were unsecured) incurred by the Issuer or any Subsidiary in connection with the settlement of the lawsuit styled Rebenstock v.
Fruehauf Trailer Corporation et al., Case No. 92 CV
77050 DT, United States District Court for the Eastern
District of Michigan, Southern Division, that are fully subordinated to the Liens in favor of any of the Secured
Parties; provided that the subordination of such Liens shall be pursuant to documentation acceptable in form and substance to the Trustee, the Collateral Agent and counsel to the Holders' Committee

     SECTION 1.06.  Amendment to Section 2.4(d) of the
Indenture. Section 2.4(d) of the Indenture is hereby amended by inserting the following sentence immediately preceding the last sentence of such Section:

          Notwithstanding the foregoing, the record date for the May 1 Payment and the payment thereof to the Holders shall be as set forth in the First Consent
Solicitation Statement.

     SECTION 1.07.  Amendment to Section 3.1 of the
Indenture. Section 3.1(a) of the Indenture is hereby amended by inserting the following sentence immediately after the first sentence of such Section:

          The November 1 Payment will be made to the extent possible from the Interest Payment Account, and, notwithstanding any other provision of this Indenture or any Document, no Event of Default will result from this use of the Interest Payment Account.

     SECTION 1.08.  Amendments to Section 3.15 of the
Indenture. (a) The first sentence of Section 3.15 of the Indenture is hereby amended by inserting after the phrase "Change of Control Repurchase Date" and prior to the period which follows such phrase, the following:

               ; provided, however, and notwithstanding any provision of this Section 3.15 to the contrary, that if such Change of Control occurs at any time on or before March 31, 1997, such repurchase price will be 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Change of

Control Repurchase Date, and, as of the Change of Control Repurchase Date, the covenants of the Issuer contained in Sections 3.9, 3.10, 3.11, 3.12 and 3.13 will be automatically and without further action considered deleted from the Indenture and is of no further force or effect

     (b) The second sentence of Section 3.15 of the Indenture is hereby amended by replacing the phrase
"forty-five (45) days" with the phrase "twenty-five (25) days."

     SECTION 1.09.  Amendments to Section 3.16 of the
Indenture. (a) The first sentence of Section 3.16(b) is hereby amended by inserting "and Sections 3.16(h) and 3.16(i)" after the phrase "of Non-Core Proceeds)" and prior to the comma which follows such phrase.

     (b) The first sentence of Section 3.16(c) is hereby amended by inserting "and Sections 3.16(h) and 3.16(i)" after the phrase "of Non-Core Proceeds)" and prior to the comma which follows such phrase.

     (c) The first sentence of Section 3.16(c) of the Indenture is hereby further amended by inserting after the phrase "general corporate purposes" last appearing therein and prior to the period which follows such phrase the following:

          ; provided further that, notwithstanding the foregoing, any Excess Class II Non-Core Proceeds resulting from the sale of the Foreign Assets shall be applied as provided in Section 3.16(h) hereof

     (d) Section 3.16(d) of the Indenture is hereby deleted in its entirety and replaced by the following:

               (d)  Core Asset Proceeds.  Subject to the
provisions of the Intercreditor Agreement and Sections
3.16(h) and 3.16(i), upon an Asset Sale of any Core
Asset, the Issuer shall, or shall cause its applicable
Subsidiary to, directly deposit all Core Asset Proceeds from such Asset Sale with the Trustee to be held in trust for the benefit of the Holders and used to make an Asset Sale Offer as provided in Section 3.16(e).

     (e) The first two sentences of the second full paragraph of Section 3.16(e) of the Indenture are hereby deleted in their entirety and replaced by the following:

               Unless otherwise required by applicable
law the Issuer shall provide (or cause to be provided) to the Holders (with a copy to the Trustee and the Collateral Agent) a notice of the Asset Sale Offer at least twenty-five (25) business days (as such term is defined in Rule 14d-1 promulgated under Regulation 14D of the Securities Exchange Act of 1934) prior to the applicable Advance Purchase Date at their last registered addresses by first class mail, postage prepaid. The Trustee will, upon written request from, and in the name and at the expense of, the Issuer, provide such notice to the Holders provided that the Trustee receives such request, together with all the information, instructions and materials required to be given to the Holders pursuant to this Section 3.16(e), not less than thirty (30) business days (as such term is defined in Rule 14d-1 promulgated under Regulation 14D of the Securities Exchange Act of 1934) prior to the applicable Advance Purchase Date.

     (f)  Section 3.16 of the Indenture is hereby
further amended by adding new Sections 3.16(h) and 3.16(i), which read in their entirety as follows:

               (h)  Sale of Foreign Assets.  Subject to
the provisions of the Intercreditor Agreement, upon the sale of the Foreign Assets, the Issuer shall, or shall cause its applicable Subsidiary to, apply the Foreign
Proceeds as follows: FIRST directly deposit
$4,614,832.50 with the Trustee to be held in trust for the benefit of the Holders to make the May 1 Payment in accordance with the terms of this Indenture; SECOND directly deposit $156,435 of the remaining Foreign
Proceeds with the Trustee to be held in trust for the benefit of the Holders and used to pay the Consent Fee in accordance with the provisions of the First Consent
Solicitation Statement; THIRD directly deposit 6,000,000 of the Foreign Proceeds with Congress, to be applied to the Working Capital Facility in accordance with the provisions of the Intercreditor Agreement; and FOURTH directly deposit the remaining Foreign Proceeds with the Trustee to be held in trust for the benefit of the Holders and used to make an Asset Sale Offer as provided in Section 3.16(e).

               (i)  Asset Sale Account and Interest
Payment Account. Subject to the provisions of the Intercreditor Agreement and notwithstanding anything to the contrary contained in Sections 3.16(b)-3.16(d), upon any Asset Sale (other than the sale of the Foreign
Assets) prior to the time at which the amount set forth in clause (ii) below has been deposited in the Interest
Payment Account, the Issuer shall, or shall cause its applicable Subsidiary to, directly deposit all Asset
Sale proceeds from such Asset Sale to the Asset Sale
Account or the Interest Payment Account (as the case may be) as follows to be held and applied as set forth in this Section 3.16(i): (i) until such time as an aggregate of $200,000 has been deposited in the Asset
Sale Account, to the Asset Sale Account and (ii) after an aggregate of $200,000 has been deposited in the Asset
Sale Account and until an aggregate of $4.5 million (or such lesser sum as the Issuer can certify in an Officers' Certificate delivered to the Trustee is sufficient to make the November 1 Payment) has been deposited in the Interest Payment Account, to the Interest Payment Account. The Asset Sale Account and the Interest Payment Account shall be deemed to be additional Collateral Accounts under (and as defined in) the Collateral Agency Agreement for all purposes under the Documents (including, but not limited to, Section 27 of the Collateral Agency Agreement).

          On any Business Day on or prior to the date one hundred and eighty (180) days after the receipt by the Collateral Agent of the applicable Asset Sale proceeds (a "Cut Off Date"), upon delivery to the Trustee and Collateral Agent of an Officers' Certificate stating that (i) no Event of Default has occurred and is continuing or will result from the release requested,
(ii) the Issuer will, on the date the applicable Asset
Sale proceeds (or the specified portion thereof) are released to it, use such Asset Sale proceeds (or, if applicable, the specified portion thereof) to repair, replace or acquire machinery or equipment, in each case substantially related to the design, manufacture or sale of truck trailers, components and related parts, and, if necessary, (iii) the Issuer and its Subsidiaries have taken all actions (other than the acquisition of the applicable property) and executed and delivered to the Collateral Agent all documents necessary to grant
(subject to the provisions of the Intercreditor
Agreement) a first priority perfected Lien in favor of the Collateral Agent on behalf of the Secured Parties in any such property and its proceeds or otherwise required pursuant to Section 12.8(b) hereof, then the Trustee shall direct the Collateral Agent to release to the Issuer or as the Issuer may direct in written instructions delivered to the Collateral Agent prior to such release all or the specified portion of the applicable Asset Sale proceeds. Any Asset Sale proceeds with respect to which an Officers' Certificate is not received by the Trustee and the Collateral Agent as provided in this Section 3.16(i) on or prior to the applicable Cut Off Date ("Excess Core Proceeds") shall be transferred by the Collateral Agent to the Trustee to be held in trust for the benefit of the Holders and used to make an Asset Sale Offer as provided in Section
3.16(e).

     SECTION 1.10.  Amendment to Section 5.1(a) of the
Indenture. Clause (a) of Section 5.1 is hereby amended by replacing the phrase "thirty (30) days" with the phrase "ten (10) days" prior to the semicolon which follows such phrase.

     SECTION 1.11.  Amendment to Section 12.4 of the
Indenture. Section 12.4 is hereby amended to add a new subsection 12.4(c), which reads in its entirety as follows:

          (c) Notwithstanding anything to the contrary in this Indenture, the release of the Foreign Assets from the Lien of the Indenture and the Security
Documents in connection with the sale of the Foreign
Assets pursuant to Section 3.16 of this Indenture shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof within the meaning of Section 314(d) of the Trust
Indenture Act.



                            ARTICLE 2
                        SUNDRY PROVISIONS

     SECTION 2.01.  Effect of Supplemental Indenture.
Upon the execution and delivery of this Supplemental
Indenture by the Issuer and the Trustee, the Indenture and the Collateral Agency Agreement shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture and the Collateral Agency Agreement for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 2.02.  Indenture and Collateral Agency
Agreement Remain in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture and the other Documents shall remain in full force and effect.

     SECTION 2.03.  Indenture, Collateral Agency
Agreement and Supplemental Indenture Construed
Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Collateral Agency Agreement, and the Indenture, the Collateral Agency Agreement and this Supplemental
Indenture shall henceforth be read and construed together.

     SECTION 2.04.  Confirmation and Preservation of
Indenture and Collateral Agency Agreement.  The
Indenture and the Collateral Agency Agreement as supplemented by this Supplemental Indenture are in all respects confirmed and preserved.

     SECTION 2.05.  Conflict with Trust Indenture Act.
If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust
Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental
Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental
Indenture, as the case may be.

     SECTION 2.06.  Separability Clause.  In case any
provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.07.  Effect of Headings.  The Article and
Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 2.08.  Benefits of Supplemental Indenture,
etc. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, the Collateral Agent and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     SECTION 2.09.  Successors and Assigns.  All
covenants and agreements in this Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 2.10.  Trustee Not Responsible for
Recitals, etc. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility whatsoever for their correctness nor for the validity or sufficiency of this Supplemental Indenture or for the due execution hereof by the Issuer.

     SECTION 2.11.  Certain Duties and Responsibilities
of the Trustee.  In entering into this Supplemental
Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture and the Collateral Agency Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and/or the Collateral Agent, as the case may be, whether or not elsewhere herein so provided.

     SECTION 2.12.  New York Law to Govern.  THIS
SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT
UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL
PURPOSES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH SUCH LAWS OF SAID STATE, EXCEPT AS MAY OTHERWISE BE
REQUIRED BY MANDATORY PROVISIONS OF LAW.

     SECTION 2.13.  Counterparts.  This Supplemental
Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


[The balance of this page is left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.


                    FRUEHAUF TRAILER CORPORATION


                    By:/s/ Timothy J. Wiggins
                       -------------------------
                    Title: Executive Vice President and
                           Chief Financial Officer


                    IBJ SCHRODER BANK & TRUST COMPANY,
                        as Trustee and Collateral Agent


                    By:/s/ Barbara McCluskey
                       -------------------------
                    Title: Assistant Vice President